UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HF FOODS GROUP INC

(Name of Registrant as Specified In Its Charter)

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HF Foods Files Complaint in US District Court to Protect Stockholders and Employees

HF Foods Takes Legal Action to Stop Group Attempting to Illegally Seize Control of the Company

In Response, Group Withdraws Slate of Nominees in Connection with Annual Meeting

LAS VEGAS, May 17, 2023 — HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian restaurants across the United States (“HF Foods” or the “Company”), today announced that it filed a complaint (the “Complaint”) against Maodong Xu, Zhou Min Ni, Fai Lam in his capacity as Trustee of the Irrevocable Trust for Raymond Ni, Weihui Kwok, and Yuanyuan Wu (collectively, the “Xu Group”) in the United States District Court, District of Nevada.

The Complaint alleges, among other things, that the Xu Group is attempting to seize control of HF Foods in violation of the federal securities laws through:

•	obfuscating the true identity and purpose of their group as legally required and by filing false and misleading regulatory disclosures with the SEC, and

•	conducting an illegal tender offer that includes strong-arming current HF Foods stockholders into selling their Company shares in violation of the Williams Act of 1968.

The Complaint details evidence that the Xu Group has engaged in a coordinated, illegal, and undisclosed campaign to take over the Company, starting from October 2022, if not earlier. This campaign has included Mr. Xu conducting a series of meetings with, and outreach to, HF Foods stockholders, in which he has represented, among other things, that he has agreements in place that give him control of the Company, stated his intention to become CEO or Chairman of the Company and pressured stockholders to sell their Company shares for cash or stock in a Maodong Xu affiliated company. These meetings and outreach have continued to the present time. Mr. Xu has been banned by Chinese regulators from participation in Chinese public markets due to a history of market manipulation and corporate asset stripping, and is being pursued by stockholders and creditors from China through U.S. courts. The Company is deeply concerned he is employing the same tactics and strategy in his illicit efforts at creeping control of HF Foods, to the detriment of the Company and all stakeholders, including our stockholders, employees and partners.

The Complaint, which was filed on May 11, 2023, included an emergency motion for a temporary restraining order and preliminary injunction (the “Emergency Motion”) seeking to prevent the Xu Group from interfering with the upcoming 2022 & 2023 Annual Meeting of HF Foods’ Stockholders (the “Annual Meeting”) by fraudulently soliciting votes for a slate of purported director nominees, composed of an assortment of close family members and associated persons of the Xu Group, none of whom were up for election at the Annual Meeting under the Company’s Bylaws. On May 15, 2023, the members of the Xu Group who jointly filed the associated proxy statement announced that they were withdrawing their purported slate of director nominees and would not solicit proxies in connection with the Annual Meeting. In light of these actions, the Company has elected to withdraw the Emergency Motion. However, the Company intends to proceed with the Complaint given the serious and potentially ongoing nature of the alleged illegal conduct, including Mr. Xu’s furtherance of an illegal tender offer scheme.

The HF Foods Board of Directors and management team will continue to act in the best interests of the Company and all of its stakeholders, including taking legal and other steps to halt activities designed to mislead stockholders, and to surreptitiously seek to acquire control of the Company. These actions have also included the adoption of a limited duration stockholder rights plan on April 11, 2023.

Stockholders should rest assured that HF Foods intends to remain vigilant and will continue to take steps to protect all of its stakeholders, including its employees, partners, and stockholders.

The complaint is filed in the United States District Court, District of Nevada, under case number 2:23-cv-00748.

About HF Foods Group Inc.

HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US, South America, and China. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, visit www.hffoodsgroup.com.

Forward-Looking Statements

All statements in this press release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “believes,” “intends,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks that the Company may not regain compliance with Nasdaq continued listing requirements relating to the Company’s annual meeting of stockholders within any applicable grace period, statements of assumption underlying any of the foregoing, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Important Additional Information and Where to Find It

The Company filed a definitive proxy statement on Schedule 14A and form of proxy card with the SEC on April 28, 2023 in connection with the solicitation of proxies for the Annual Meeting. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE PROXY CARD AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Company’s definitive proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with, or furnished by the Company to, the SEC without charge from the SEC’s website at www.sec.gov or the Company’s website at https://hffoodsgroup.com/investor-relations/.

Certain Information Regarding Participants in Solicitation

The Company, its directors, its executive officers and its nominees for election as director may be deemed participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the Annual Meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, are set forth in the Company’s definitive proxy statement filed with the SEC on April 28, 2023 and other relevant documents filed, or to be filed, with the SEC.

Inquiries:

Investor Relations:

Phone: (404) 836 - 0852

Email: investors@hffoodsgroup.com

Media:

Dan Gagnier & Riyaz Lalani

Gagnier Communications

(646) 342-8087

hffg@gagnierfc.com